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                                                                          EX-3.1

                        TRAVELCENTERS OF AMERICA,  LLC

                           CERTIFICATE OF FORMATION

    Pursuant to the provisions of the Delaware Limited Liability Company Act, the undersigned hereby certifies as follows:

    1. NAME. The name of the limited liability company formed hereby (the "COMPANY") is TravelCenters of America LLC.

    2. REGISTERED OFFICE AND AGENT. The address of the registered office of the Company in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle. The name of the registered agent at such address is the Corporation Service Company.

    IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation on October 10, 2006.


                                         /s/ Edwin L. Miller, Jr.
                                         ---------------------------------------
                                         Edwin L. Miller, Jr., Authorized Person